Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen North Carolina Dividend Advantage Municipal Fund

811-09461


The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of the issuance of additional common shares and on the approval of an Agreement and Plan of Reorganization.
The meeting was subsequently adjourned to January 31, 2012, March 5, 2012 and April 13, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            1,884,442
               653,675
   Against
               135,911
                 35,000
   Abstain
                 41,510
                   3,700
   Broker Non-Votes
               523,982
               182,489
      Total
            2,585,845
               874,864



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            1,882,008
               653,675
   Against
               138,345
                 35,000
   Abstain
                 41,510
                   3,700
   Broker Non-Votes
               523,982
               182,489
      Total
            2,585,845
               874,864



To approve the Agreement and Plan of
Reorganization.


   For
            2,214,091
               846,964
   Against
               110,340
                 30,000
   Abstain
                 50,590
                   3,700
   Broker Non-Votes
               451,447
               145,700
      Total
            2,826,468
            1,026,364



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293391.

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